Exhibit 99.1

Cemtrex Common Stock Reverse Split is Effective on June 13, 2019

Cemtrex Inc. (Nasdaq: CETX, CETXP, CETXW), a leading global technology company, today announced that previously announced 6:1 reverse split of its outstanding common shares has been changed by the Company’s board of directors to 8:1, effective at 9:00 a.m., EDT, on June 13, 2019.

The Company’s board of directors changed the reverse stock split ratio to ensure that the Company shall meet with NASDAQ’s compliance requirement for maintaining its common stock on the exchange. The Company’s common stock will continue to trade under the symbol “CETX”. Upon the effectiveness of the reverse stock split, every eight shares of issued and outstanding common stock before the open of business on June 13, 2019 will be combined into one issued and outstanding share of common stock, with no change in par value per share. The Company’s common stock will open for trading on Nasdaq on June 13, 2019 on a post-split basis.

The reverse stock split will affect all issued and outstanding shares of the Company’s common shares, as well as the number of shares of common shares available for issuance under the Company’s stock options and warrants (CETXW). In addition, the reverse stock split will reduce the number of shares of common shares issuable upon the exercise of stock options or warrants outstanding immediately prior to the reverse split and correspondingly increase the respective exercise prices. The reverse stock split will affect all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity.

Shareholders with questions may contact Clear Trust, LLC the Company’s transfer agent by calling 813-235-4490.

About Cemtrex

Cemtrex, Inc. (CETX) is a diversified technology company that’s driving innovation in a wide range of sectors, including smart technology, virtual and augmented realities, advanced electronic systems, industrial solutions, and intelligent security systems.

www.cemtrex.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our new product offerings or any proposed fundraising activities. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: operational losses and negative cash flows; any need for additional financing; market acceptance of our products; our ability to manufacture and develop effective products and solutions; indebtedness to our lenders; current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to maintain adequate levels of working capital; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; and, other factors discussed under the heading “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20190612005070/en/

Contact:

Investor Relations

Cemtrex, Inc.

Phone: 631-756-9116

investors@cemtrex.com

General Inquiries

sales@cemtrex.com